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                                                                                   Exhibit 11


                             COLUMBIA/HCA HEALTHCARE CORPORATION
               COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
             For the quarters and nine months ended September 30, 1994 and 1993
                       (Dollars in millions, except per share amounts)

                                                                 Quarter         Nine Months
                                                              1994     1993     1994     1993

Primary Earnings per Common and Common Equivalent
    Share:
Earnings (loss):
  Income from continuing operations ..................     $   176  $    28  $   518  $   399
  Income from operations of discontinued health
    plan segment, net of income taxes ................           -        -        -       16
  Extraordinary loss on extinguishment of debt, net
    of income tax benefit ............................         (23)     (84)    (115)     (84)

       Net income (loss) .............................     $   153  $   (56) $   403  $   331

Shares used in the computation (000):
  Weighted average common shares outstanding .........     347,501  334,957  340,966  333,472
  Dilutive effect of common stock equivalents ........       3,638    5,188    3,988    5,272

          Shares used in earnings per common and
            common equivalent share computation .........  351,139  340,145  344,954  338,744


Primary earnings per common and common equivalent
    share:
  Income from continuing operations ..................     $   .50  $   .08  $  1.50  $  1.18
  Income from operations of discontinued health
    plan segment .....................................           -        -        -      .04
  Extraordinary loss on extinguishment of debt .......        (.06)    (.24)    (.33)    (.24)

       Net income (loss) .............................     $   .44  $  (.16) $  1.17  $   .98


                                                                                 Exhibit 11


                            COLUMBIA/HCA HEALTHCARE CORPORATION
              COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
            For the quarters and nine months ended September 30, 1994 and 1993
                      (Dollars in millions, except per share amounts)

                                                              Quarter         Nine Months
                                                           1994     1993     1994     1993

Fully Diluted Earnings per Common and Common
    Equivalent Share:
Earnings (loss):
  Income from continuing operations .................   $   176  $    28  $   518  $   399
  Interest addback on convertible securities, net
    of income taxes .................................         1        1        2        2
  Income applicable to common stock .................       177       29      520      401
  Income from operations of discontinued health
    plan segment, net of income taxes ...............         -        -        -       16
  Extraordinary loss on extinguishment of debt, net
    of income tax benefit ...........................       (23)     (84)    (115)     (84)

       Net income (loss) ............................   $   154  $   (55) $   405  $   333

Shares used in the computation (000):
  Weighted average common shares outstanding ........   347,501  334,957  340,966  333,472
  Dilutive effect of common stock equivalents
    and other dilutive securities ...................     4,641    8,137    5,021    7,873

       Shares used in earnings per common and
         common equivalent share computation ........   352,142  343,094  345,987  341,345


Fully diluted earnings per common and common
    equivalent share:
  Income from continuing operations .................   $   .50  $   .08  $  1.50  $  1.17
  Income from operations of discontinued health
    plan segment ....................................         -        -        -      .04
  Extraordinary loss on extinguishment of debt ......      (.06)    (.24)    (.33)    (.24)

       Net income (loss) ............................   $   .44  $  (.16) $  1.17  $   .97

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